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                                                                    Exhibit 10.5

                           THE LEARNING COMPANY, INC.

                           Restricted Stock Agreement
                  Granted Under Long Term Equity Incentive Plan
                  ---------------------------------------------


         AGREEMENT made this 30th day of January, 1998, between The Learning Company, Inc., a Delaware corporation (the "Company"), and Kevin O'Leary (the "Participant").

         For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

         1.       PURCHASE OF SHARES.

         The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company's Long Term Equity Incentive Plan (the "Plan") 350,000 shares (the "Shares") of common stock, $0.01 par value, of the Company ("Common Stock"), at a purchase price of $0.01 per share. The aggregate purchase price for the Shares shall be paid by the Participant by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

         2. PURCHASE OPTION. The Company shall have the right and option (the "Purchase Option") to purchase from the Participant, for a sum of $.01 per share (the "Option Price"), some or all of the Unvested Shares (as defined below) upon occurrence of any of the following events (each a "Repurchase Event"):

         (a) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to January 30, 2008, the Company may exercise the Purchase Option to purchase from the Participant at a price per share equal to the Option Price, some or all of the Unvested Shares.


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         (b)      In the event that the Company does not achieve the Performance
Objectives (as defined below), then the Company shall exercise the Purchase Option to purchase from the Participant, at a price per share equal to the Option Price, all of the Unvested Shares; and

         (c) In the event that the Company does not receive approval at the Stockholder Meeting (as defined below) of the LTIP Amendment (as defined below), the Company shall exercise the Purchase Option to purchase from the Participant, at a price per share equal to the Option Price, all of the Unvested Shares.

         "Unvested Shares" means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The "Applicable Percentage" shall be 100% prior to July 30, 1998. The Applicable Percentage shall be reduced by 5% on July 30, 1998, provided that (i) the Performance Objectives have been achieved, and (ii) the Company has received stockholder approval at the Stockholder Meeting of the LTIP Amendment. Thereafter, the Applicable Percentage shall be reduced by 2.5% on each October 30, January 30, April 30 and July 30, and shall be zero on or after January 30, 2008, provided that the Applicable Percentage shall cease to be reduced if the Participant is no longer employed by the Company.

         (d) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

         (e) The Performance Objectives shall mean the objectives set by the Compensation Committee as set forth on Exhibit A. The Stockholder Meeting and the LTIP Amendment shall have the meanings set forth in the letter agreement, in the form attached as Exhibit B, dated as of the date hereof, between the Company and the Participant.

         3.       EXERCISE OF PURCHASE OPTION AND CLOSING.

         (a)      EXERCISE OF PURCHASE OPTION.

                  (i) The Company shall be deemed to have exercised the Purchase Option for the full number of Unvested Shares immediately upon occurrence of either of the events set forth in Section 2(b) or 2(c) above. The Company shall, within 30 days after the occurrence of either such event, deliver to the Participant a written notice of exercise of the Purchase Option.

                  (ii) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or his estate), within 60 days after the termination of the employment of the Participant with the


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                           Company, a written notice of exercise of the Purchase
                           Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

         (b) Within 5 days after his receipt of the Company's notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Participant (or his estate) shall tender or cause to be tendered to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Upon its receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in the amount of the aggregate Option Price therefor.

         (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

         (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

         (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

         4.       RESTRICTIONS ON TRANSFER.

         The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, that are subject to the Purchase Option, except that the Participant may transfer such Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, PROVIDED that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4, and the Purchase Option and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument


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confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

         5.       EFFECT OF PROHIBITED TRANSFER.

         The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

         6.       ESCROW.

         The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit C. The Joint Escrow Instructions shall be delivered to the General Counsel of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

         7.       RESTRICTIVE LEGEND.

         All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

                  "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

         8.       PROVISIONS OF THE PLAN.

         This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.



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         9.       CHANGE IN CONTROL.

         In the event of a "Change in Control" as defined in Section 10A of the Plan on the date hereof, and PROVIDED THAT (i) the Company has achieved the Performance Objectives, and (ii) the LTIP Amendment has been approved at the Stockholder Meeting, the Company's Purchase Option described in Section 2 herein shall lapse and the Shares shall become fully vested.

         10.      WITHHOLDING TAXES; SECTION 83(b) ELECTION.

         (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

         (b) The Participant acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Participant; and that the Participant is solely responsible for making such election.

         11.      THE PLAN.

         (a) PLAN PROVISIONS APPLICABLE. This Agreement is subject to all provisions of the Plan, a copy of which is being delivered to you with this Agreement. The Plan is described in the Prospectus which is also being delivered to you with this Agreement.

         (b) AGREEMENT AND PLAN PROVISIONS CONTROL. The Restricted Stock described in the Prospectus may vary substantially from this Agreement. Your rights are as set forth in this Agreement and the Plan, which control in the event of any inconsistency with the description in the Prospectus.

         12.      SEVERABILITY.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.


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         13.      WAIVER.

         Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

         14.      BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 4 and 5 of this Agreement.

         15.      NOTICE.

         All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 15.

         16.      PRONOUNS.

         Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         17.      ENTIRE AGREEMENT.

         This Agreement and the Plan constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

         18.      AMENDMENT.

         This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

         19.      GOVERNING LAW.

                  Except as required by the Delaware General Corporation Law, this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.


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         20.      ASSIGNMENT; BINDING EFFECT; NO TRANSFER.

                  Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto; PROVIDED, HOWEVER, that you may not assign any of your rights under this Agreement.

         21.      DAMAGES.

                  You shall be liable to the Company for all costs and damages, including incidental and consequential damages and attorneys' fees and expenses, resulting from a disposition of Shares which is not in conformity with the provisions of this Agreement.

         This Agreement shall no confer upon you any right to continued employment, nor shall it interfere in any way with the right of the Company, a subsidiary or affiliate to terminate your employment at any time.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     THE LEARNING COMPANY, INC.


                                     By: /s/ Robert Rubinoff
                                         ---------------------------------------
                                         Title: Chairman, Compensation Committee
                                                --------------------------------
                                     Address:     One Athenaeum Street
                                                  Cambridge, Massachusetts
                                                  02142

                                     /s/ Kevin O'Leary
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                                     Kevin O'Leary

                                     Address:
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